Exhibit 99.2

AXONYX INC.

500 Seventh Avenue, 10th Floor

New York, NY 10018

June     , 2004

OXIS International Inc.

6040 N Cutter Circle, Suite 317

Portland, OR 97217

Attention: Mr. Ray R. Rogers

Ladies and Gentlemen:

We are pleased to offer a term loan (the “Term Loan”) in the aggregate amount of $1,200,000 (the “Maximum Loan Amount”) on the following terms and conditions:

BORROWER:	OXIS International, Inc. (the “Borrower”).

LENDER:	Axonyx Inc. (“AXONYX”).

MATURITY
DATE:	The Maximum Loan Amount, or such portion thereof as remains outstanding and unpaid, shall become due and payable on June , 2005 (the “Maturity Date”), subject to earlier payment as provided herein.

PAYMENT
ACCELERATION:	Notwithstanding the foregoing Maturity Date, if any of the following events shall occur prior to the Maturity Date, the Term Loan shall become immediately due and payable (each an “Acceleration Event”):

	(i)	upon the closing of a Qualified Financing (as hereinafter defined);

	(ii)	upon a sale of all or substantially all of the assets of the Borrower by means of a single transaction or a series of related transactions (it being understood that any transactions occurring within a six-month period shall presumptively be included as part of the same sale for purposes of this clause);

	(iii)	upon a transfer, conveyance, sale or assignment (by means of a single transaction or a series of related transactions) to any third party(ies) of a majority of the Borrower’s issued and outstanding capital stock (it being understood that any transactions occurring within a six-month period shall presumptively be included as part of the same sale for purposes of this clause); and

	(iv)	upon any event or series of events whereby the members of the Borrower’s Board of Directors that are nominated by AXONYX (currently, Gosse B. Bruinsma, M.D, S. Colin Neill, Steven H. Ferris, Ph.D., Gerard J. Vlak, Ph.D) do not collectively constitute a majority of the Borrower’s Board of Directors (it being understood that this provision shall not apply in the event of the death or voluntary resignation of any of such member).

A “Qualified Financing” shall mean any equity or convertible debt financing, approved by AXONYX (which shall not be unreasonably withheld) in a single transaction or a series of transactions, which results in net proceeds to the Borrower of not less than $2 million.

PRINCIPAL
PREPAYMENT
PRIVILEGE:	The Borrower will have the right, at any time, to prepay the Term Loan, in whole or in part, without bonus or penalty upon 2 business days prior written notice to AXONYX.

INTEREST RATE:	All outstanding principal of the Term Loan will bear interest during the time which it remains outstanding and unpaid at the rate of 7% per annum, payable quarterly, commencing June 30, 2004.

USE OF
PROCEEDS	The Term Loan shall be used only for working capital purposes and, after a budget has been approved, as provided in a budget approved by the Borrower’s Board of Directors and AXONYX (the “Budget”). A proposed Budget shall be submitted by the Borrower to AXONYX no later than June 15, 2004. Notwithstanding the foregoing, prior to the approval of the Budget, the Borrower shall not use any of the proceeds from the Term Loan for any individual obligation or expenditure (or series of related obligations or expenditures) which requires the payment, individually or in the aggregate, of more than $50,000 without the prior approval of AXONYX.

EVIDENCE OF
INDEBTEDNESS:	To evidence the Term Loan, the Borrower shall execute a promissory note in favour of AXONYX substantially in the form of the promissory note attached hereto as Schedule “A” (the “Note”).

SECURITY:	The Maximum Loan Amount, interest thereon and any other liabilities, obligations and indebtedness owed pursuant to the Term Loan by the Borrower to Axonyx shall be secured by a first-priority perfected lien on the scheduled and identified assets of the Borrower (the “Collateral”) set forth in the security agreement attached hereto as Schedule “B” (the “Security Agreement”), which shall include, without limitation, a (a) collateral assignment of certain identified intellectual property and (b) a lien on specifically identified receivables, inventory and machinery and equipment, and all products, proceeds and replacements thereof. The parties hereto acknowledge and agree that the transactions contemplated herein, including the execution of the Security Agreement, are not intended to result in an unlawful “business combination” as defined in Section 203 of the Delaware General Corporation Law. The parties in good faith believe that the aggregate market value of the Collateral as of the date hereof does not equal or exceed 10% of the aggregate market value of the Borrower’s assets or 10% of the aggregate market value of all of the outstanding stock of the

Borrower (the “Section 203 Maximum Value”). If it is later determined that the aggregate market value of the Collateral as of the date hereof is equal to or greater than the Section 203 Maximum Value, the parties agree that such Collateral will be released from the Security Agreement (with the specific Collateral to be determined by Lender and the Borrower) so that the aggregate market value of the Collateral will be reduced to less than the Section 203 Maximum Value.

REPRESENTATIONS
AND WARRANTIES:	The Borrower represents and warrants to AXONYX that:

	(i)	the Borrower is a corporation validly formed and in good standing under the laws of the State of Delaware; the Borrower is duly qualified to carry on business in all jurisdictions which are required by the Borrower’s business, except where the failure to be so qualified will not have a material adverse effect on the Borrower;

	(ii)	the execution and delivery of this Agreement, the Note and the Security Agreement (together with any documents contemplated therein) have been duly authorized by all necessary actions of the Borrower and do or would not: (a) violate any law, regulation or rule by which the Borrower is bound; (b) violate any provision of the Borrower’s certificate of incorporation or by-laws; or (c) result in a breach of, or a default under, any agreement or instrument to which the Borrower is a party, or by which the Borrower may be bound or affected;

	(iii)	except as set forth in the most recent Report on Form 10-QSB filed by the Borrower with the Securities and Exchange Commission, there are no actions, suits or proceedings pending or threatened against the Borrower, before or by any federal, state, provincial, municipal or other governmental authority, department, commission, board, bureau, agency or instrumentality, domestic or foreign, whether or not insured, and which may involve the possibility of any judgment or liability against any of the Borrower that could reasonably be expected to have a material adverse effect on any of them; and

	(iv)	the Collateral is owned by the Borrower free and clear of any liens or other encumbrances.

The Borrower acknowledges and agrees that the representations and warranties provided in this Agreement will survive all advances on account of the Maximum Loan Amount and shall continue in full force and effect while any portion of the Maximum Loan Amount remains outstanding.

CERTAIN
COVENANTS:	The Borrower covenants to AXONYX that so long as any Term Loan remains outstanding:

	(i)	the Borrower shall use its reasonable best efforts to close a Qualified Financing before the Maturity Date and at or around September 30, 2004;

	(ii)	Borrower shall not cause or permit to be placed any lien or encumbrance on any of the Borrower’s properties or assets, except for liens for taxes not yet due and payable, mechanics’, materialmen’s or similar liens;

	(iii)	except for those shares issuable upon exercise of the Borrower’s currently existing stock options (or otherwise issued pursuant to awards that may be made under the Borrower’s existing stock option plans) or other outstanding securities, Borrower shall not issue any additional shares of its capital stock without the approval of AXONYX;

	(iv)	After a Budget has been approved by the Board of Directors of the Borrower and Axonyx, Borrower shall not make any expenditure which is materially inconsistent with such Budget, except as approved in writing by Axonyx;

	(v)	Borrower shall not authorize any increases in the salary, compensation or benefits or bonuses or extensions of any term of any employee and/or persons providing services to the Borrower without the prior written consent of AXONYX (which may be provided for in the Budget ); and

	(vi)	Borrower shall continue to comply with all applicable rules, regulations, statutes, ordinances applicable to it.

EVENTS OF
DEFAULT:	If any one or more of the following events (each an “Event of Default”) has occurred and is continuing, including by the mere lapse of time for performance:

	(i)	if the Borrower defaults in the payment of the Maximum Loan Amount, or any part thereof, when the same becomes due and payable;

	(ii)	if the Borrower defaults in the payment of any interest payable hereunder, or any part thereof, when the same becomes due and payable;

	(iii)	if the Borrower shall default in the performance or observance of any material covenant or provision to be performed or observed by it under this Agreement or any material covenant or provision contained in the Security Agreement;

	(iv)	if any material representation made by the Borrower in this Agreement or the Security Agreement or in any certificate furnished pursuant hereto shall be false or misleading in any material respect as at any time that such representation is to be effective;

	(v)	if any of the Collateral becomes subject to any lien or encumbrance (except for liens for taxes not yet due and payable, mechanics’, materialmen’s or other similar liens); or

	(vi)	if the Borrower shall cease to carry on business in the manner authorized by the Borrower’s Board of Directors or make expenditures which are not consistent with the Budget, except as approved by the Borrower’s Board of Directors;

then AXONYX may, without notice (except in the case of clauses (ii), (iii) or (v) above, AXONYX agrees to provide Borrower with notice and opportunity to cure such default within ten (10) business days following such notice), declare all amounts of any nature payable under this Agreement to be due and payable, whereupon all such amounts shall become due and be payable forthwith, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. The rights and remedies of AXONYX under this Agreement and any other agreement between the parties hereto are cumulative and are in addition to and not in substitution for any rights or remedies provided by law, and any single or partial exercise by AXONYX of any right or remedy for a default or breach of any term, covenant, condition or agreement contained herein shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy to which AXONYX may be lawfully entitled for the same default or breach, and any waiver by AXONYX of the strict observance, performance or compliance with any term, covenant, condition or agreement contained herein, or any indulgence granted by AXONYX shall be deemed not to be a waiver of any subsequent default.

CONDITIONS
TO AXONYX’S
OBLIGATIONS:	The obligation of AXONYX to make advances on account of the Maximum Loan Amount is subject to and conditional upon the receipt, in form and substance satisfactory to AXONYX and its counsel, of:

	(i)	a duly executed copy of this Agreement;

	(ii)	a duly executed copy of the Note;

	(iii)	a duly executed copy of the Security Agreement; and

	(iv)	all other resolutions, certificates, consents and supporting documents (including any UCC-1’s or other documents required to perfect AXONYX’S security interest in the Collateral) relating to the authorization and completion of the transactions contemplated hereby, as AXONYX and its counsel reasonably require.

ENTIRE
AGREEMENT:	This Agreement, together with the Note, Security Agreement and the schedules and exhibit attached hereto and thereto, constitute the whole and entire agreement between the parties and supersede any prior agreements, written or verbal, in respect of the Term Loan, including, without limitation, all previous term sheets or proposals.

SEVERABILITY:	If any provision of this Agreement is or becomes prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate or render unenforceable the provision concerned in any other jurisdiction, nor shall it invalidate, affect or impair any of the remaining provisions hereof.

NOTICES:	Any notice, demand or other communication required or permitted to be given to any party hereunder shall be in writing and shall be:

	(i)	personally delivered to such party or a responsible officer of such party; or

	(ii)	sent by registered mail, postage prepaid; or

	(iii)	sent by confirmed facsimile transmission.

Any notices given pursuant to clauses (i), (ii) or (iii) above shall be sent to the parties at their respective addresses set out below:

	(a)	in the case of a notice to the Borrower, addressed to it at:
6040 N. Cutter Circle, Suite 317
Portland, OR 97217
Attention: Ray R. Rogers, CEO
Telephone No: (503) 283-3911
Facsimile No: (503) 283-4058

	(b)	in the case of a notice to AXONYX, addressed to it at:

500 7th Avenue, 10th Floor
New York, NY 10018
Attention: S. Colin Neill, CFO
Telephone No: (212) 645-7704
Facsimile No: (212) 989-1745

or at such other address as the party to whom such notice is to be given shall have last notified to the party giving the same in the manner provided in this subsection. Any notice given by personal delivery shall be deemed to be given and received on the date of delivery provided that if such day is not a business day, then the notice shall be deemed to have been given and received on the business day next following such day. Any notice given by mail as aforesaid shall be deemed to have been given and received on the third business day next following the date of its mailing.

FURTHER
ASSURANCES:	Each party hereto hereby agrees that it will do all such acts and execute all such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of all such acts and will cause the execution of all such further documents as are within its power as any other party hereto may in writing from time to time reasonably request be done and/or executed, in order to consummate the transactions contemplated hereby or as may be reasonably necessary or desirable to effect the purpose of this Agreement or any document, agreement or instrument delivered pursuant hereto and to carry out their provisions or to better or give effect to the transactions contemplated hereby.

INUREMENT:	This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors (including, without limitation, any successor by reason of the consolidation, merger or reorganization of any party) and permitted assigns.

EXPENSES:	All expenses incurred by AXONYX in connection with the Term Loan, including, but not limited to, its reasonable legal fees and expenses, shall be for the account of and be paid by the Borrower.

GOVERNING LAW:	This Agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to agreement entered into and wholly performed within such State. The parties hereto agree that with respect to any claims which may arise under this Agreement, such claims shall be brought in the State or Federal courts residing in New York County, New York.

Please acknowledge your acceptance of the above terms and conditions by signing the attached copy of this letter in the space provided below and return it to us.

Yours truly,

AXONYX INC.

By:	/s/ S. Colin Neill
Name:	S. Colin Neill
Title:	Chief Financial Officer

We acknowledge and accept the terms and conditions of this Agreement as of the date first above written.

OXIS INTERNATIONAL, INC.

By:	/s/ Ray R. Rogers
Name:	Ray R. Rogers
Title:	Chairman and Chief Executive Officer

Schedule A

Promissory Note

Schedule B

Security Agreement